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                                  EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         Moyco Technologies, Inc.
         Montgomeryville, PA.

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Forms S-3 and S-8 (File Nos. 333-30914 and 33-5574) of our report dated October 4, 2002, relating to the consolidated financial statements of Moyco Technologies, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002.

                                                       /s/ WithumSmith+Brown

         Newtown, PA
         October 11, 2002